                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           SOUTHWEST GAS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [SOUTHWEST GAS CORPORATION LOGO]

   5241 SPRING MOUNTAIN ROAD - P.O. BOX 98510 - LAS VEGAS, NEVADA 89193-8510

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD THURSDAY, MAY 11, 1995

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Southwest Gas Corporation ("Company") will be held on Thursday, May 11, 1995, at 10:00 a.m. in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, for the following purposes:

        (1) To elect 11 directors of the Company;

        (2) To consider the continued retention of Arthur Andersen LLP as independent public accountants; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has established Tuesday, March 14, 1995, as the record date for the determination of shareholders entitled to vote at the annual meeting and to receive notice thereof. Only holders of the Company's Common Stock are entitled to vote at the meeting.

     Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     Copies of the Summary Annual Report to Shareholders and Form 10-K Annual Report for the year ended December 31, 1994 are enclosed.



                                                          [SIG]

                                                    Thomas J. Trimble
                                          Senior Vice President/General Counsel
                                                 and Corporate Secretary

March 31, 1995

[SOUTHWEST GAS CORPORATION LOGO]

Michael O. Maffie, President and CEO

                                                                  March 31, 1995

Dear Shareholder:

     You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 11, 1995, in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

     It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you to sign, date and mail the enclosed proxy at your earliest convenience.

     Your interest and participation in the affairs of the Company are sincerely appreciated.

                                          Sincerely,

                                           [SIG]

                                           MICHAEL O. MAFFIE

                                LOCATION OF 1995
                         ANNUAL MEETING OF SHAREHOLDERS

                           5241 SPRING MOUNTAIN ROAD

                           *SHAREHOLDER PARKING WILL
                          BE IN THE WEST PARKING LOT.
                          ATTENDANTS WILL BE AVAILABLE
                             TO PROVIDE ASSISTANCE.










                                     (MAP)

                           SOUTHWEST GAS CORPORATION
   5241 SPRING MOUNTAIN ROAD - P.O. BOX 98510 - LAS VEGAS, NEVADA 89193-8510

                                PROXY STATEMENT

                                 MARCH 31, 1995

     This Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies representing Common Stock to be voted at the annual meeting of shareholders of the Company to be held on May 11, 1995 and at any adjournment thereof. This proxy statement and accompanying proxy card are being mailed to shareholders on or about March 31, 1995.

     A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of said revocation or valid proxy bearing a later date shall be made upon the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies received pursuant to this solicitation will be voted at the annual meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his shares will be voted in accordance with each specification so made.

     The entire cost of soliciting proxies will be paid by the Company. In following up the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Under an agreement with the Company, Beacon Hill Partners, New York, New York, will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $3,000 plus certain expenses.

     The total number of shares of Common Stock outstanding at March 14, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, was 21,507,175. Only holders of Common Stock on the record date are entitled to notice of and to vote at the annual meeting of shareholders. The Company will appoint one or three employees to function as inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to shareholders. A simple majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. The affirmative vote of a simple majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitutes at least a majority of the required quorum) are necessary for the election of each nominee for director. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director.

     Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his votes if, prior to the voting, he has given notice, either in person at the meeting, or by proxy, that he intends to cumulate his votes. A shareholder electing to cumulate his votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his name on the books of the Company at the close of business on the record date. He may cast all of his votes for one candidate or allocate them among two or more candidates in any manner he chooses. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     The persons named in the proxies solicited by the Board of Directors, unless otherwise instructed, intend to vote the shares represented by them equally for each of the 11 candidates for the office of director named in this Proxy Statement; HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect one or more other candidates, the management proxies will (1) determine the number of directors they are entitled to elect,
(2) select such number from among the named candidates, choosing those having the greatest number of other votes after taking into consideration all "Withhold Authority" instructions, (3) cumulate their votes, and (4) cast their votes for each candidate among the number they are entitled to elect in such manner that each shall receive, as nearly as possible, the same number of votes.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

NAMES AND QUALIFICATIONS OF NOMINEES

     Each director elected at the annual meeting of shareholders will serve until the next annual meeting (normally held on the second Thursday of May) and until his or her successor shall be elected and qualified. The 11 nominees were elected to their present term of office at the last annual meeting of shareholders on May 12, 1994.

     The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.

RALPH C. BATASTINI
Former President, Vice Chairman and Chief Financial Officer
The Dial Corp (Formerly The Greyhound Corporation)

Director Since: 1992
Board Committees: Audit (Chairman), Pension Plan Investment

     Mr. Batastini, 65, received his undergraduate degree from Illinois State University and his M.B.A. degree in finance from the University of Chicago. He joined The Greyhound Corporation in 1957 and retired in 1984 as vice chairman and chief financial officer. At the time of his retirement Mr. Batastini headed Greyhound's financial group of companies involved in capital equipment leasing, computer leasing, reinsurance, money orders, mortgage insurance and real estate. He subsequently served as president of Batastini & Co. from 1985 to 1990. He currently is the president of the Barrow Neurological Foundation and has been a director of PriMerit Bank since 1992.
- --------------------------------------------------------------------------------

MANUEL J. CORTEZ
President and Chief Executive Officer
Las Vegas Convention and Visitors Authority

Director Since: 1991
Board Committees: Nominating and Compensation, Pension Plan Investment

     Mr. Cortez, 56, served four terms (1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, the University Medical Center Board of Trustees and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Childrens Museum and Boys Town. Currently, Mr. Cortez holds professional memberships in the American Society of Association Executives, the Professional Convention Managers Association, the International Association of Convention and Visitors Bureaus and the American Society of Travel Agents. He has been a director of PriMerit Bank since 1991.

LLOYD T. DYER
Retired President and Chief Executive Officer
Harrah's

Director Since: 1978
Board Committees: Executive, Nominating and Compensation

     Mr. Dyer, 67, obtained a degree in banking and finance from the University of Utah prior to his employment with Harrah's, a hotel/gaming corporation with its principal facilities in Reno and Lake Tahoe, in 1957. He was elected president and chief operating officer of Harrah's in 1975, and elected president and chief executive officer in 1978. He remained in those positions with
Harrah's until his retirement in April 1980. Mr. Dyer has been a director of PriMerit Bank since 1986. He is also a trustee of the William F. Harrah estate.
- --------------------------------------------------------------------------------

KENNY C. GUINN
Chairman of the Board
Southwest Gas Corporation and PriMerit Bank

Director Since: 1981
Board Committees: Executive (Chairman), Nominating and Compensation

     Mr. Guinn, 58, was appointed President and Chief Operating Officer of Southwest Gas Corporation in 1987, Chairman and Chief Executive Officer in 1988 and was elected Chairman of the Board of Directors in 1993. Mr. Guinn is
actively involved in numerous business, charitable and civic activities. He is past chairman of the Las Vegas Metropolitan Police Fiscal Affairs Committee and past chairman of the Board of Trustees for the University of Nevada Las Vegas Foundation. In May 1994 he was appointed Interim President of the University of Nevada, Las Vegas and will serve in this capacity for approximately one year. He is also a director for Oasis Residential, Inc., Boyd Gaming Corporation and Del Webb Corporation. Mr. Guinn was elected a director of PriMerit Bank in 1980 and has served as chairman of the board of directors of PriMerit since 1987.
- --------------------------------------------------------------------------------

THOMAS Y. HARTLEY
President and Chief Operating Officer
Colbert Golf Design and Development, Inc.

Director Since: 1991
Board Committees: Audit, Nominating and Compensation

     Mr. Hartley, 61, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells from 1959 until his retirement as an area managing partner in 1988. Mr. Hartley is actively involved in numerous business and civic activities. He is chairman of the University of Nevada Las Vegas Foundation and president of the Las Vegas Founders Club. He has also held executive positions with the Nevada Development Authority, the Las Vegas Founders Golf Foundation, the Las Vegas Chamber of Commerce and the Boulder Dam Area Council of the Boy Scouts of America. He is a director of Rio Hotel and Casino, Inc., Sierra Health Services, Inc. and has been a director of PriMerit Bank since 1991.

MICHAEL B. JAGER
Private Investor
Director Since: 1989

Board Committees: Audit, Pension Plan Investment

     Mr. Jager, 63, obtained a degree in petroleum geology from Stanford University in 1955. After a four-year employment with the Richfield Oil Corporation as a petroleum geologist, he joined the Frank H. Ayres & Son Construction Company and was involved in the construction of subdivisions and homes in southern California until 1979. Since that time he has consulted in the single family residential development industry, and owns and manages a number of businesses in Oregon and Nevada. He has been a director of PriMerit Bank since 1989.
- --------------------------------------------------------------------------------

LEONARD R. JUDD
Former President, Chief Operating Officer and Director
Phelps Dodge Corporation

Director Since: 1988
Board Committees: Audit, Nominating and Compensation (Chairman)

     Mr. Judd, 56, former president, chief operating officer and director of Phelps Dodge Corporation, joined Phelps Dodge in 1963 and worked at that company's operations in Arizona, New Mexico and New York City. He was elected to the Phelps Dodge board of directors in 1987, president of Phelps Dodge Mining Company in 1988 and became president and chief operating officer of Phelps Dodge in 1989. He remained in those positions until November, 1991. Mr. Judd is a member of various professional organizations and is active in numerous civic groups. He serves as a director of the Kasler Holding Company, the Montana
College of Mineral Science and Technology Foundation, and has been a director of PriMerit Bank since 1988.
- --------------------------------------------------------------------------------

JAMES R. LINCICOME
Retired Executive Vice President and General Manager
Government Electronics Group, Motorola Corporation

Director Since: 1987
Board Committees: Audit, Executive, Nominating and Compensation

     Mr. Lincicome, 69, was employed by Motorola in its Communications Division in 1950. After progressing through positions in that Division, he transferred to the Government Electronics Group, where from 1979 until his retirement in 1987, he was General Manager responsible for various national defense, space exploration and other government related programs. Mr. Lincicome is a member of various professional organizations and is past Chairman of the Arizona State University Engineering Advisory Council, Junior Achievement of Central Arizona, the Phoenix Urban League, United for Arizona and the Valley of the Sun United Way. He has held a number of leadership roles in other civic and charitable organizations in Arizona, including the Research Committee of the Arizona Town Hall and Board Member of the Goldwater Institute, and was vice chairman of the Government Division of the Electronic Industries Association in 1986. He is a director of Atherton Technology and has been a director of PriMerit Bank since 1988.

MICHAEL O. MAFFIE
President and Chief Executive Officer
Southwest Gas Corporation

Director Since: 1988
Board Committees: Executive

     Mr. Maffie, 47, joined the company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988 and President
and Chief Executive Officer in 1993. He has been a director of PriMerit Bank since 1993. A graduate of the University of Southern California, he is a member of various professional organizations, a board member of United Way of Nevada, Nevada School of the Arts, Boys and Girls Clubs of Las Vegas and trustee of the Las Vegas Symphony and the University of Nevada Las Vegas Foundation. He is a director of the Pacific Coast Gas Association.
- --------------------------------------------------------------------------------

CAROLYN M. SPARKS
Co-Founder
International Insurance Services, Ltd.

Director Since: 1988
Board Committees: Audit, Pension Plan Investment (Chairman)

     Mrs. Sparks, 53, graduated from the University of California at Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd. in Las Vegas in 1966. She has served on the University and Community College System of Nevada Board of Regents since 1984, and in 1991 was elected to a two-year term as Chairperson of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding chairperson of the University Medical Center Foundation and the Children's Miracle Network Telethon. She also serves on the boards for Bishop Gorman High School and the
Las Vegas Center for Children. She is a director of Showboat, Inc., a hotel/gaming corporation, and has been a director of PriMerit Bank since 1988.
- --------------------------------------------------------------------------------

ROBERT S. SUNDT
Retired President
SundtCorp

Director Since: 1987
Board Committees: Executive, Pension Plan Investment

     Mr. Sundt, 68, has been associated with SundtCorp in a variety of positions since 1948. He was named President of SundtCorp in 1983. He is now retired and has no continuing association with SundtCorp. He has been a director of PriMerit Bank since 1988. He is a member of the American Institute of Constructors, Consulting Constructors Council of America and a life director of the Associated General Contractors of America. He is a member of the American Arbitration Association and serves as an arbitrator on disputes concerning the construction industry. He is past member of the Construction Industry Presidents Forum. Mr. Sundt is affiliated with a number of community organizations and is past chairman of the Tucson Metropolitan Chamber of Commerce.

SECURITIES OWNERSHIP BY NOMINEES AND EXECUTIVE OFFICERS

     The following table discloses all Common Stock of the Company beneficially owned by the nominees for Directors and the executive officers of the Company, as of March 14, 1995.

                                                                       NO. OF
                                                                       SHARES
                                                                     BENEFICIALLY
                            NOMINEE/EXECUTIVE OFFICER                OWNED(1)(2)
            --------------------------------------------------------------------
            Ralph C. Batastini                                          5,549
            Manuel J. Cortez                                            1,152
            Lloyd T. Dyer                                               3,935
            Kenny C. Guinn                                             54,332(3)
            Thomas Y. Hartley                                           7,578
            Michael B. Jager                                            4,818(4)
            Leonard R. Judd                                             2,000
            James R. Lincicome                                          2,000
            Michael O. Maffie                                          22,063(3)
            Carolyn M. Sparks                                           2,276
            Robert S. Sundt                                             4,500
            George C. Biehl                                            11,255(3)
            Dan J. Cheever                                              3,290
            L. Keith Stewart                                            3,465
            Thomas J. Trimble                                           7,154
            Other Executive Officers                                   14,968

- ---------------

(1) As of March 14, 1995, the nominees and executive officers of the Company beneficially owned 150,335 shares, which represents less than 1% of the outstanding shares of the Company's Common Stock. No nominee or named executive officer owns any shares of the Company's outstanding Preferred Stock. No investor owned more than 5 percent of the outstanding voting stock of the Company as of March 1, 1995.

(2) The Common Stock holdings listed in this column include performance shares granted to the Company's executive officers under the Company's Management Incentive Plan for 1993 and 1994.

(3) Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Guinn, Maffie, and Biehl are trustees of the Foundation but disclaim beneficial ownership of said shares.

(4) Number of shares includes 3,000 shares held in trust for Margaret Jager, over which Mr. Jager has no control.
- ---------------

     The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities and Exchange Act of 1934, which includes assisting in the preparation of forms for filing. For 1994, all the required reports were filed timely. In addition, amended Form 5's for 1992 and 1993 were filed for Lloyd T. Dyer to reflect dividend reinvestment plan holdings that, through an oversight, were omitted from the original Form 5 filings.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1995, subject to ratification by the shareholders. Arthur Andersen LLP has served as independent public accountants for the Company since 1957. To the knowledge of the Company, at no time has Arthur Andersen LLP had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below.

     The selection of Arthur Andersen LLP by the Board of Directors was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company's internal auditors and independent public accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and estimated fees for the coming year. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     During 1994 the Company or PriMerit Bank, the Company's financial services subsidiary, paid Arthur Andersen LLP for (1) the examination of the annual financial statements, (2) reviews of unaudited quarterly financial information,
(3) assistance and consultation in connection with preparing various Securities and Exchange Commission ("SEC") filings, (4) the examination of the annual financial statements of the Company's employee benefit plans, (5) consultation in connection with various tax and accounting matters, and (6) certain other professional services.

     The Audit Committee approved the audit and other professional services and considered the costs of all such services and what effect, if any, performance of the other professional services might have on the independence of the accountants.

     Representatives of Arthur Andersen LLP will be present at the annual meeting of shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

                              GENERAL INFORMATION

BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company and for establishing broad corporate policies.

     Regular meetings of the Board of Directors are scheduled for the third Tuesdays of January, July, September and November, the first Tuesday of March and the second Wednesday of May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board of Directors held five regular meetings, one special meeting and one organizational meeting in 1994. The Board of Directors also held eight regular meetings as directors for PriMerit Bank, the Company's financial services subsidiary. Each director attended more than 75 percent of the meetings of the Board of Directors and standing committees on which he or she served during 1994.

DIRECTORS COMPENSATION

     Outside directors receive an annual retainer of $20,000, plus $900 for each Board or committee meeting attended. Committee chairpersons receive an additional $500 for each committee meeting attended. The outside directors also receive an annual retainer of $16,000 and fees for serving on the Board of Directors for PriMerit Bank. Each director receives a fee of $700 for each Bank Board or committee meeting attended, and the Bank committee chairpersons also receive an additional

$250 for each committee meeting attended. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for Board service.

     Outside directors may defer their compensation until retirement or other termination of status as a director. Amounts deferred bear interest at 150% of the Moody's Seasoned Corporate Rate.

     The Company also provides a retirement plan for its outside directors. With a minimum of ten years of service, an outside director can retire and receive a benefit equal to the annual retainer, at retirement, for serving on the Company's Board. Directors who retire before age 65, after satisfying the minimum service obligation will receive retirement benefits upon reaching age
65. A director is also eligible for an increased retirement benefit of $1,000 annually for each ten years of service on the Board beyond the minimum qualifying service period. This increase in benefits is solely discretionary with the Board.

COMMITTEES OF THE BOARD

     In order to assist it in discharging its duties, the Board of Directors has established four permanent committees: (1) the Executive Committee; (2) the Audit Committee; (3) the Nominating and Compensation Committee; and (4) the Pension Plan Investment Committee.

     The Executive Committee meets, if necessary, during the months that the full Board does not meet. The committee considers corporate policy matters requiring timely action and recommends that certain other matters be considered and acted upon by the Board of Directors. The Executive Committee consists of Directors Guinn (Chairman), Dyer, Lincicome, Maffie and Sundt.

     The Audit Committee, whose functions are discussed above under the caption "Selection of Independent Public Accountants," consists of Directors Batastini (Chairman), Hartley, Jager, Judd, Lincicome and Sparks.

     The Nominating and Compensation Committee makes recommendations to the Board on such matters as director fees, officer compensation and benefit programs and compensation and benefit programs for all employees. The Nominating and Compensation Committee also makes recommendations to the Board regarding nominees to be proposed by the Board for election as directors. In considering candidates for the Board, the Nominating and Compensation Committee seeks to achieve an appropriate balance of expertise and diversity of interests recognizing factors such as the character and quality of individuals, experience, age, education, geographic location, anticipated participation in Board activities and other personal attributes or special talents. The Nominating and Compensation Committee will consider written suggestions from shareholders regarding potential nominees for election as directors. To be considered by the Nominating and Compensation Committee for inclusion in the slate of nominees to be proposed by the Board, such suggestions should be addressed to the Company's Corporate Secretary. The Nominating and Compensation Committee consists of Directors Judd (Chairman), Cortez, Dyer, Guinn, Hartley and Lincicome.

     The Pension Plan Investment Committee establishes, monitors and oversees asset investment policy and practices of the retirement plan on a continuing basis. The Pension Plan Investment Committee consists of Directors Sparks (Chairman), Batastini, Cortez, Jager and Sundt.

     In 1994 the Executive Committee held one telephonic meeting, the Audit Committee held three meetings, the Nominating and Compensation Committee held four meetings and the Pension Plan Investment Committee held two meetings.

                      EXECUTIVE COMPENSATION AND BENEFITS

EXECUTIVE COMPENSATION REPORT

     The Nominating and Compensation Committee of the Board of Directors (the "Committee") has prepared the following report on the Company's executive compensation program.

     Under the supervision of the Committee, the Company has developed and implemented an executive compensation program with the objectives of: (1) reasonableness; (2) competitiveness; (3) internal equity; and (4) performance. These objectives are addressed through an executive compensation program established through industry-based compensation comparisons consisting of annual salaries and a management incentive plan (the "Incentive Plan") that focuses on specific annual and long-term Company financial performance objectives.

     The nature of the Company's operation has historically led to the utilization of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size used to establish the peer group index for the "Performance Graph" were factored into the compensation review. Other utility and general industry surveys were also used to assess the Company's compensation program. Continued use of such systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company's salaries, maintains the Company's ability to compete for and retain qualified executive officers, and provides a means for ensuring that internal responsibilities are properly rewarded. This same strategy is applied in establishing executive officer salaries for the Company's financial services subsidiary, PriMerit Bank.

     The fourth compensation objective, performance, is addressed through the Company's Incentive Plan. The Incentive Plan is designed to retain key management employees and to focus on specific annual and long-term Company financial performance objectives. For the Company's chief executive and chief financial officers, these objectives include the annual and long-term performance objectives of the Company's financial services subsidiary.

     Salaries for executive officers are set relative to the mid-point levels for their positions based on the above-described industry comparisons. Compensation above those levels is tied to achieving specific financial performance objectives under the Incentive Plan. An incentive opportunity expressed as a percentage of salary, is established annually for each participant. No performance awards are payable unless the Company's Common Stock dividend equals or exceeds the prior year's dividend and the Company's performance equals or exceeds a threshold percentage of the return-on-equity performance target. The maximum award opportunities cannot exceed 140 percent of the targeted awards for meeting the performance objectives.

     Awards under the Incentive Plan are determined by comparing the Company's utility operations annual financial performance to a return-on-equity target. The performance factors used to make this determination involve the average of the Company's utility equity performance over the last three years (which is weighted and adjusted for inflation), and the Company's current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. If the threshold percentage for either factor is achieved, a percentage of annual performance awards will have been earned. Financial performance factors for the Company's financial services subsidiary, which are outlined below, are also taken into consideration in determining the annual award for the Company's chief executive and chief financial officers.

     If annual performance awards are earned, payment of the awards will be subject to a possible downward adjustment depending on Plan participants' satisfaction of individual performance goals. The Committee will make the individual performance determination for the Company's chief executive officer, who, in turn, will make such determination for the remaining Incentive Plan participants. Further, the actual awards will be split, with one-half of the awards paid in cash and the remaining one-half converted into performance shares tied to the value of the Company's Common Stock on the date of the awards. The performance shares will be restricted for a period of three years and the ultimate payout in Company Common Stock will be subject to continued employment and the Company's financial performance during the subsequent three-year restriction period.

     Separate peer groups of natural gas utility companies are used to assess the Company's annual and long-term performance objectives. Natural gas distribution utilities are used to assess the annual performance of the Company's utility operations. Diversified natural gas distribution utilities, consisting of the same companies used to assess the Company's five-year performance reflected in the "Performance Graph" portion of this Proxy Statement, are used to assess the Company's overall long-term performance.

     The Company's financial services subsidiary provides performance based incentive awards through its Executive Compensation Program. Under the plan, separate incentive awards, each based on a percentage of salary for each participant, are established for achieving annual and long-term performance objectives. Annual performance is measured against a return-on-equity target for core banking operations, while long-term performance is measured against an average return-on-equity target for core banking operations of a peer group of financial institutions. Annual awards are paid in cash at the time performance is measured. Long-term awards, though measured annually, are withheld for the three-year performance period. No performance awards are payable under the plan unless actual performance exceeds a threshold percentage return on equity for core banking operations for each performance period. The maximum award opportunities cannot exceed 150 percent of the target awards.

     The Company's financial performance during 1994 exceeded the threshold percentages for each of the established return-on-equity targets. The Company's utility operation exceeded the threshold for the weighted three-year average utility equity performance factor. The Company's financial services operations exceeded the threshold for its annual performance goal and exceeded its long-term performance target for the first year of the three-year performance period.

     Mr. Maffie's salary for 1994, as the Company's chief executive officer, was set relative to the mid-point level for salaries paid to chief executive officers of comparable companies, taking into consideration the length of service in his current position. His performance award opportunities under the Incentive Plan took into consideration the Company's utility and financial services operations, weighted 70 percent and 30 percent, respectively. The performance award opportunities ranged from 30 to 84 percent of his annualized salary at December 31, 1994, not his actual salary shown in the Summary Compensation Table.

     Mr. Maffie's target performance award for 1994 was set equal to $231,000 or 60 percent of his annualized salary. Based on the Company's overall 1994 financial performance in relation to the established performance goals, Mr. Maffie earned $124,247 or 54 percent of his target award. The performance of the Company's utility operations accounted for 64 percent of Mr. Maffie's award, and was evenly divided between cash and performance shares. The performance of the Company's financial services subsidiary accounted for 36 percent of his award, 27 percent based on annual performance and 9 percent based on long-term performance. The annual performance component of the award attributable to the financial performance of the Company's financial services subsidiary was paid in cash and the long-term performance component was converted into performance shares under the provisions of the Incentive Plan.

     The Company does not anticipate that the compensation for any of its executive officers will exceed the $1 million threshold in the near term; therefore, shareholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested at this time. The Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect.

     The Nominating and Compensation Committee believes that the compensation program addresses the Company's compensation objectives, enhances the commitment of key management employees and strengthens long-term shareholder value.

                        Nominating and Compensation Committee

                        Leonard R. Judd, Chairman       Kenny C. Guinn
                        Manuel J. Cortez                Thomas Y. Hartley
                        Lloyd T. Dyer                   James R. Lincicome

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The above-named committee members served on the Company's Nominating and Compensation Committee during 1994. Mr. Guinn retired as Chairman and Chief Executive Officer of the Company on May 12, 1993 and retired as a full-time employee of the Company on August 31, 1993. Mr. Guinn became a member of the Committee after his retirement as an officer of the Company.

SUMMARY COMPENSATION TABLE

     The following table provides for fiscal years ended December 31, 1992, 1993 and 1994, compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                         SUMMARY COMPENSATION TABLE (1)

                                                                          LONG-TERM COMPENSATION(2)
                                                                      ---------------------------------
                                                                              AWARDS            PAYOUTS
                                                                      -----------------------   -------
                                        ANNUAL COMPENSATION            RESTRICTED
                               -------------------------------------      STOCK                  LTIP        ALL OTHER
       NAME AND                SALARY     BONUS      OTHER ANNUAL       AWARD(S)      OPTIONS/  PAYOUTS   COMPENSATION($)
  PRINCIPAL POSITION    YEAR     ($)     ($)(3)     COMPENSATION($)   ($)(3)(4)(5)    SARS(#)     ($)        (6)(7)(8)
- ----------------------  ----   -------   -------   -----------------  -------------   -------   -------   ----------------
Michael O. Maffie       1994   370,616    73,149           0              51,098        N/A       N/A          32,898
 President/C.E.O.       1993   316,904    48,510           0              48,510        N/A       N/A          31,070
                        1992   256,503   109,100           0                 N/A        N/A       N/A          22,696
Dan J. Cheever          1994   226,770    69,913           0                 N/A        N/A       N/A          12,484
  President/C.E.O.      1993   208,725    75,000           0                 N/A        N/A       N/A           4,497
  PriMerit Bank         1992   178,771         0           0                 N/A        N/A       N/A           1,638
Thomas J. Trimble       1994   209,178    20,413           0              20,413        N/A       N/A          39,404
  Senior Vice           1993   206,345    19,219           0              19,219        N/A       N/A          38,223
  President/            1992   204,000    46,400           0                 N/A        N/A       N/A          31,178
  General Counsel/
  Corporate Secretary
George C. Biehl         1994   187,068    25,124           0              16,988        N/A       N/A           9,148
  Senior Vice           1993   175,449    16,632           0              16,632        N/A       N/A           8,732
  President/            1992   144,553    46,400           0                 N/A        N/A       N/A           6,681
  Chief Financial
  Officer
L. Keith Stewart        1994   154,712    15,359           0              15,359        N/A       N/A          11,650
  Senior Vice           1993   144,622    13,861           0              13,861        N/A       N/A          11,170
  President/            1992   132,432    30,000           0                 N/A        N/A       N/A           9,528
  Operations

- ---------------

(1) All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2) For 1992, the Company had no restricted stock, stock options or other long-term incentive programs.

(3) Bonuses and performance shares accrued for calendar year 1993 and 1994 were paid and awarded in 1994 and 1995, respectively.

(4) Dividends equal to the dividends paid on the Company's Common Stock will be paid on the performance shares awarded under the long-term component of the Company's management incentive plan during the restriction period.

(5) Messrs. Maffie, Trimble, Biehl and Stewart were awarded performance shares under the Company's management incentive plan. Mr. Cheever does not participate in the Company's plan. The total number of performance shares granted in 1994, for calendar year 1993, and their value based on the market price of Company Common Stock at December 30, 1994 for each individual are as follows:

                                                  SHARES          VALUE
                                                  ------         -------
     Mr. Maffie                                   2,864          $40,454
     Mr. Trimble                                  1,135           16,032
     Mr. Biehl                                      982           13,871
     Mr. Stewart                                    818           11,554

(6) For Messrs. Maffie, Trimble, Biehl and Stewart, the amounts shown in this column for each year consist of above-market interest on deferred compensation and matching contributions under the Company's executive deferral plan. Under the plan, executive officers may defer up to 50% of their annual compensation for payment at retirement or at some other employment terminating event. Interest on such deferrals is set at 150% of the Moody's Seasoned Corporate Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company's 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary.

(7) For Mr. Cheever, the amounts shown in this column consist of above-market interest on deferred compensation and matching contributions under PriMerit Bank's 401(k) and executive deferral plans. Under the Bank's executive deferral plan, which was adopted in 1994, Mr. Cheever may defer up to 50% of his annual compensation for payment at retirement or at some other employment terminating event. Interest on executive plan deferrals is set at 150% of the Moody's Seasoned Corporate Rate. The Bank provides matching contributions equal to the amount deferred under each plan, up to 6% of Mr. Cheever's annual compensation.

(8) All Other Compensation consists of matching contributions under the Company's or PriMerit Bank's deferral plans and interest on such deferrals in excess of 120% of the Applicable Federal Long-term [bond] Rate. The breakdown of such compensation for each named executive officer is as follows:

                                              INTEREST         CONTRIBUTIONS
                                              --------         -------------
       Mr. Maffie                             $ 21,954            $10,944
       Mr. Cheever                               1,211             11,273
       Mr. Trimble                              33,129              6,275
       Mr. Biehl                                 3,540              5,608
       Mr. Stewart                               7,011              4,639

- ---------------

                   LONG-TERM INCENTIVE PLAN AWARDS FOR 1994

     The following table summarizes the long-term cash incentive award earned by Dan Cheever under PriMerit Bank's performance based executive compensation plan for the three-year performance cycle of March 1, 1994 through February 28, 1997. Of the named executive officers, only Mr. Cheever was eligible to participate in the PriMerit Bank plan.

                                                LONG-TERM INCENTIVE PLAN TABLE
                                                ------------------------------
                                                                   ESTIMATED FUTURE PAYOUT UNDER
                                                PERFORMANCE       NON-STOCK PRICE-BASED PLANS(1)
                                NUMBER OF         OR OTHER       ---------------------------------
                              SHARES, UNITS     PERIOD UNTIL                   TARGET      MAXIMUM
                                OR OTHER         MATURATION      THRESHOLD      ($ OR       ($ OR
              NAME              RIGHTS(#)        OF PAYOUT       ($ OR #)        #)          #)
    ------------------------  -------------     ------------     ---------     -------     -------
    Dan Cheever                    N/A             1994-1997      $23,170      $23,170     $23,170

- ---------------

(1) The long-term performance award earned by Mr. Cheever represents 20 percent or the first year's percentage of such award. The award is not subject to further adjustment during the performance period; however, if PriMerit Bank fails to maintain a threshold weighted average return on equity for its core bank operations for the performance period, the award will be reduced to zero.
- ---------------

BENEFIT PLANS

     Southwest Gas Basic Retirement Plan. The named executive officers participate in the Company's non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries (except PriMerit Bank which has a separate plan). Benefits are based upon an employee's years of service, up to a maximum of 30 years, and the employee's highest five consecutive years salary within the final 10 years of service.

                            PENSION PLAN TABLE(1)(2)

                                    YEARS OF SERVICE
   ANNUAL      -----------------------------------------------------------
COMPENSATION     10           15           20           25           30
- -------------  -------     --------     --------     --------     --------
  $ 50,000     $ 8,750     $ 13,125     $ 17,500     $ 21,875     $ 26,250
   100,000      17,500       26,250       35,000       43,750       52,500
   150,000      26,250       39,375       52,500       65,625       78,750
   200,000      35,000       52,500       70,000       87,500      105,000
   250,000      43,750       65,625       87,500      109,375      131,250
   300,000      52,500       78,750      105,000      131,250      157,500
   350,000      61,250       91,875      122,500      153,125      183,750
   400,000      70,000      105,000      140,000      175,000      210,000
   450,000      78,750      118,125      157,500      196,875      236,250
   500,000      87,500      131,250      175,000      218,750      262,500

- ---------------

(1) Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2) For 1995, the maximum annual compensation that can be considered in determining benefits under the Plan is $150,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.
- ---------------

     Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 1994, the credited years of service for the named executive officers shown in the Summary Compensation Table are as follows: Mr. Maffie, 16 years; Mr. Biehl, 9 years; Mr. Stewart, 10 years; and Mr. Trimble, 8 years.

     Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

     Supplemental Retirement Plan. The named executive officers also participate in the Company's supplemental retirement plan. Such officers with 10 or more years of service may retire at age 55 or older and will receive benefits under the plan. Such benefits, when added to benefits received under the basic retirement plan, will equal 60% of their highest 12-months of compensation with the Company. The total benefit may be reduced if an officer retires prior to age 60, depending upon his age and total years of service with the Company. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

     PriMerit Bank Retirement Income Plan. Mr. Cheever, who is a named executive officer, participates in PriMerit Bank's non-contributory, defined benefit retirement plan. Through March 1994, benefits were based upon an employee's years of service, up to a maximum of 15 years, and the employee's 60 highest paid consecutive months of employment with the Bank. Commencing April 1, 1994, the plan was curtailed. Employees hired on or after that date will not be able to participate in the plan, while existing employees will not be able to increase benefits under the plan through additional years of service with the Bank. Salary changes for existing employees, however, will continue to affect plan benefits.

                            PENSION PLAN TABLE(1)(2)

                                   YEARS OF SERVICE
   ANNUAL              ----------------------------------------
COMPENSATION              5              10               15
- -------------          -------         -------         --------
  $ 50,000             $ 5,833         $11,667         $ 17,500
   100,000              11,667          23,333           35,000
   150,000              17,500          35,000           52,500
   200,000              23,334          46,667           70,000
   250,000              29,138          58,336           87,500
   300,000              34,965          70,004          105,000

- ---------------

(1) Prior to March 31, 1994, years of service beyond 15 years would not increase benefits under the plan. With the curtailment of the plan, additional years of service will no longer increase benefits under the plan.

(2) For 1995, the maximum annual compensation that can be considered in determining benefits under the Plan is $150,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.
- ---------------

     Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. At the time the plan was curtailed, Mr. Cheever had 5 years of service with the Bank. Only future salary changes will affect Mr. Cheever's benefits under the plan.

     Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the Bank's basic and supplemental retirement plans are not reduced by any Social Security benefits.

     PriMerit Bank Supplemental Executive Retirement Plan. Mr. Cheever also participates in the Bank's supplemental retirement plan. Participation in the supplemental plan is limited to officers of the Bank selected by the Bank's Board of Directors. Benefits under the plan, when added to benefits received under the defined benefit retirement plan, will equal 60 percent of the participant's average annual salary over the 60 highest paid consecutive months of service. The total benefit will be reduced if a participant retires prior to age 65, and with less than 15 years of service with the Bank. The cost to the Bank for benefits under the supplemental retirement plan for Mr. Cheever cannot be properly determined because of the overall plan assumptions and options available.

CHANGE IN CONTROL ARRANGEMENT

     PriMerit Bank, during 1994, entered into an agreement with Mr. Cheever that is designed to support his continued employment with the Bank. Under the terms of the agreement, Mr. Cheever would be entitled to a lump sum benefit payment of $500,000 if he is employed by the Bank at the time of a change in control of the Bank. Such payment would become due and payable only after the occurrence of a change in control. The agreement also provides that Mr. Cheever would be entitled to a lump sum deferred compensation benefit equal to 200% of his annual salary if his employment with the Bank is terminated (or his responsibilities are substantially changed without his consent) within 12 calendar months of a change in control for other than cause, death, disability or retirement. The agreement expires in May 1995; however, it may be extended for successive one-year periods.

                               PERFORMANCE GRAPH

     The performance graph below compares the five-year cumulative total return on the Company's Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor's 500 Stock Composite Index (S&P 500) and the Edward D. Jones Natural Gas Diversified Index, a peer-group index compiled by Edward D. Jones & Company, consisting of the Company and 21 other diversified natural gas distribution companies.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS

                                                              E. D. JONES
                                                              NATURAL GAS
  MEASUREMENT PERIOD                                          DIVERSIFIED
(FISCAL YEAR COVERED)        SOUTHWEST GAS      S&P 500          INDEX
- ---------------------        -------------      -------       -----------
        1989                     100             100             100
        1990                      83.1            96.9            88.0
        1991                      73.4           126.3            74.5
        1992                     100.0           135.9            79.0
        1993                     121.5           149.5            90.3
        1994                     112.4           151.6            78.4

- ---------------

(1) The Company selected the Edward D. Jones Natural Gas Diversified Index as a peer-group index because it provides a representative sample of natural gas distribution companies with at least 30%, but less than 90%, of their gross revenues from distribution operations. This index should be available on a continuing basis.

(2) The Edward D. Jones Natural Gas Diversified Index, which is weighted according to each respective issuer's market capitalization at the beginning of each period, consists of the following companies; Alabama/Tennessee Resources, Inc., Chesapeake Utilities Corp., Columbia Gas System, Consolidated Natural Gas, Eastern Enterprises, Energen Corp., Enserch Corp., Equitable Resources, Inc., KN Energy, Inc., National Fuel Gas Co., National Gas & Oil Co., Noram Energy Corp., Oneok, Inc., Pacific Enterprises, Pennsylvania Enterprises, Inc., Questar Corp., South Jersey Industries, Southwest Gas Corporation, Southwestern Energy Co., UGI Corp., and Valley Resources, Inc.
- ---------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1994 some directors and executive officers of the Company were depositors of, and had transactions with, PriMerit Bank, the Company's financial services subsidiary. These transactions were on the same terms (including interest rates, repayment terms and collateral) as those prevailing at the time for comparable transactions with other persons of similar credit-worthiness and, in the opinion of the Board of Directors of PriMerit Bank, do not involve more than a normal risk of collectibility or other unfavorable characteristics.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the 1996 annual meeting must be received in writing by the Company on or before December 4, 1995 to be considered for inclusion in the proxy materials for the 1996 annual meeting. All proposals must comply with applicable SEC rules. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

                                            By Order of the Board of Directors


                                                          [SIG]

                                                    Thomas J. Trimble
                                          Senior Vice President/General Counsel
                                                 and Corporate Secretary

                           SOUTHWEST GAS CORPORATION
                 P.O. Box 98510, Las Vegas, Nevada 89193-8510

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kenny C. Guinn and Lloyd T. Dyer as
Proxies, each with the power to appoint his substitute, and hereby           P
authorizes them to represent and to vote as designated below, all the        R
shares of common stock of the undersigned at the annual meeting of           O
shareholders to be held on Thursday, May 11, 1995, at the Company's          X
Headquarters at 5241 Spring Mountain Road, Las Vegas, Nevada, and any        Y
adjournments thereof; and at their discretion, with authorization to vote such common shares on any other matters as may properly come before the meeting or any adjournments thereof.

1. ELECTION OF DIRECTORS

   Ralph C. Batastini           Kenny C. Guinn               Leonard R. Judd              Carolyn M. Sparks
   Manuel J. Cortez             Thomas Y. Hartley            James R. Lincicome           Robert S. Sundt
   Lloyd T. Dyer                Michael B. Jager             Michael O. Maffie

/ /  FOR all the foregoing nominees      / /  WITHHOLD AUTHORITY to vote for all
                             the foregoing nominees

  NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK.

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the corporation:
                / /  FOR        / /  AGAINST        / /  ABSTAIN

               (IMPORTANT -- SIGNATURE REQUIRED ON REVERSE SIDE)

P       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
R    HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
O    PROXY  WILL BE VOTED FOR PROPOSALS 1 AND 2. FURTHER, IF CUMULATIVE VOTING
X    RIGHTS  FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ARE EXERCISED, THE
Y PROXIES, UNLESS OTHERWISE INSTRUCTED, WILL CUMULATIVELY VOTE THEIR SHARES AS PROVIDED FOR IN THE PROXY STATEMENT.

                                                        Dated:            , 1995

                                                              (Signature)

                                                           (Signature if held
                                                                jointly)
                                                        Please sign exactly as
                                                        name(s) appears on this
                                                        proxy. When shares are
                                                        held by joint tenants,
                                                        both should sign. When
                                                        signing as attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by president or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.
Y